                                                                   EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

         The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED JUNE 30, 1998


Weighted Average Shares Outstanding:


          TOTAL            # DAYS
          SHARES         OUTSTANDING
         1,750,205   x              29    =         50,755,945
         1,754,513   x               1    =          1,754,513
         1,852,873   x              40    =         74,114,920
         1,856,445   x              21    =         38,985,345
                         -------------        ----------------
                                    91    =        165,610,723
                         =============        ================

                                                   165,610,723  / 91     =      1,819,898
                                                                                =========


Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs                  $ (3,033,285)   =               $  (1.67)
---------------------------------                 -------------                   =========
   Weighted Avg. Shares                              1,819,898



                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED JUNE 30, 1999


Weighted Average Shares Outstanding:


          TOTAL            # DAYS
          SHARES         OUTSTANDING
         2,180,358   x              33    =          71,951,814
         2,182,328   x               3    =           6,546,984
         2,315,330   x              13    =          30,099,290
         2,328,334   x               7    =          16,298,338
         2,354,737   x              15    =          35,321,055
         6,150,068   x              11    =          67,650,748
         6,569,557   x               9    =          59,126,013
                         --------------              ----------
                                    91              286,994,242
                         =============              ===========

                                                    286,994,242   /91    =       3,153,783
                                                                                 =========



Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs                  $ (1,768,478)   =               $  (0.56)
---------------------------------                 -------------                   =========
   Weighted Avg. Shares                               3,153,783




                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                         SIX MONTHS ENDED JUNE 30, 1998

Weighted Average Shares Outstanding:


           TOTAL          # DAYS
           SHARES       OUTSTANDING
         1,750,205   x           119    =         208,274,395
         1,754,513   x             1    =           1,754,513
         1,852,873   x            40    =          74,114,920
         1,856,445   x            21    =          38,985,345
                         -----------              -----------
                                 181              323,129,173
                         ===========              ===========

                                                  323,129,173 /181   =       1,785,244
                                                                             =========



Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs                $ (6,631,780)          =        $  (3.71)
---------------------------------               -------------                   =========
   Weighted Avg. Shares                             1,785,244




                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                         SIX MONTHS ENDED JUNE 30, 1999


Weighted Average Shares Outstanding:


           TOTAL            # DAYS
          SHARES          OUTSTANDING
         2,179,124  x               19  =            41,403,356
         2,179,713  x               30  =            65,391,390
         2,180,358  x               74  =           161,346,492
         2,182,328  x                3  =             6,546,984
         2,315,330  x               13  =            30,099,290
         2,328,334  x                7  =            16,298,338
         2,354,737  x               15  =            35,321,055
         6,150,068  x               11  =            67,650,748
         6,569,557  x                9  =            59,126,013
                         ---------------            -----------
                                   181              483,183,666
                         ===============            ===========

                                                    483,183,666  /181    =       2,669,523
                                                                                 =========



Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs                  $ (4,272,321)        =          $  (1.60)
---------------------------------                 -------------                   =========
   Weighted Avg. Shares                               2,669,523

